EXHIBIT 16

                          AMERICA'S UTILITY FUND, INC.

                     SCHEDULE OF COMPUTATION OF PERFORMANCE


(1)      Average Annual Total Returns Pursuant to SEC Standardized Formula

SEC Formula

                                           P(1 + T)n = ERV

where:

         P   =      initial payment of $1,000
         T   =      average annual total return
         n   =      number of years
       ERV   =      ending redeemable value of a hypothetical $1,000 payment
                    made at the beginning of 1, 5 or 10 year periods at the end of such periods


         AVERAGE ANNUAL TOTAL RETURN FOR THE PERIOD
         1/1/95 THROUGH 12/31/95:

                                           P(1 + T)(n) = ERV

                  P  =    $1,000
                  n  =     1
                ERV  =    $1,323
                  T  =     32.30%

         AVERAGE ANNUAL TOTAL RETURN FOR THE PERIOD
         5/5/92 THROUGH 12/31/95:


                                           P(1 + T)(n) = ERV

                P  =   $1,000
                n  =    1,336/365
              ERV  =   $1,457.96
                T  =    10.85%

(2)    Cumulative Total Return Pursuant to Non-Standardized Formula

Formula:               CTR = ERV-P
                             -----
                               P


where:

    P = $1,000 (initial investment)
  ERV = ending redeemable value of a hypothetical investment made at the beginning of a specified period at the end of such period
  CTR = aggregate total return of the investment over the specified period

        CUMULATIVE TOTAL RETURN FOR THE PERIOD 5/5/92 THROUGH 12/31/95:

                       CTR = ERV-P
                             -----
                               P


       P = $1,000
     ERV = $1,457.96
     CTR =  45.80%

(3)  Yield Pursuant to SEC Standardized Formula

SEC Formula:

                        YIELD = 2[(a-b/cd + 1)(6)   -  1]

where:
    a = dividends and interest earned during the period b = expenses accrued for the period (net of reimbursements) c = the average daily number of shares outstanding during the period that were entitled to receive dividends
    d  =  the maximum offering price per share on the last day of the period)

        YIELD FOR THE 30-DAY PERIOD ENDED DECEMBER 31, 1995:


                        YIELD = 2[(a-b/cd + 1)(6)   -  1]


     a  =  923,062.99
     b  =  151,428.25
     c  =  6,577,637.59566
     d  =  24.72

YIELD   =  5.76%